Exhibit 99.1

         Cost-U-Less Reports Increase in Profitability for First Quarter

Preston, WA, April 29, 2003

Cost-U-Less, Inc. (the "Company") (Nasdaq: CULS) today reported net income of $226,000, or $0.06 per fully diluted share outstanding, for the first quarter ended March 30, 2003, compared to net income of $72,000, or $0.02 per fully diluted share outstanding, for the corresponding quarter last year. Operating income increased to $446,000 for the first quarter ended March 30, 2003, compared to $153,000 for the corresponding quarter last year.

Same store sales (stores open a full 13 months), rose 4.6% for Q1 2003 compared to the same quarter a year ago. Total sales for the quarter decreased 5.9% to $42.3 million compared to $45.0 million for the same period a year ago due primarily to the temporary closure of the Company's Dededo store in Guam. As previously reported by the Company, this store suffered substantial damage from Supertyphoon Pongsona that struck the island of Guam on December 8, 2002. The Company is in the process of working with the landlord to rebuild the store and believes it will be ready to reopen in late 2003.

"The momentum of the last quarter of 2002 continued into Q1 2003. Not only have we notched our fifth consecutive quarter of comparable sales increases but we have done so without giving up gross margin," said J. Jeffrey Meder the Company's President and Chief Executive Officer. "We have been able to carry the improvement in margin experienced in the second half of last year into the first quarter of 2003. Our first quarter bottom line, historically a weak quarter, was our best Q1 in three years." Gross margin rose 1.4 points to 17.4% of sales as compared to 16.0% for the same period a year ago due to improvements in merchandising and store operations.

As previously reported on April 10, 2003, the Company established a $6 million working capital line of credit with Wells Fargo Business Credit, Inc., a subsidiary of Wells Fargo & Co. The term of the facility is for three years and replaced its line of credit facility with Bank of America.

Excluding its Dededo store in Guam, Cost-U-Less currently operates ten stores in the Caribbean and Pacific region: U.S. Virgin Islands (2), Netherlands Antilles
(2), Hawaiian Islands (2), California (1), Guam (1), American Samoa (1), and Republic of Fiji (1). The Company builds its business through delivering high-quality U.S. and local goods, progressive merchandising practices, sophisticated distribution capabilities, and superior customer service, primarily to island markets. Additional information about Cost-U-Less is available at www.costuless.com

Forward Looking Statements

This press release contains statements that are forward-looking. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, without limitation; future market opportunities for existing and planned products and services; our small store base; the mix of geographic and product revenues; relationships with first parties; litigation; our ability to maintain existing credit facilities and obtain additional credit; business and economic conditions and growth in various geographic regions; pricing pressures; political and regulatory instability in various geographic regions; and other risks and uncertainties detailed in the Company's filings with the SEC.

For further information, contact:
Martin Moore
VP-Chief Financial Officer
Email: mmoore@costuless.com
425-222-5022 x141

                                COST-U-LESS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                   (Unaudited)

                                                                   13 Weeks Ended
                                                            March 30,           March 31,
                                                              2003                2002
                                                              ----                ----
Net sales .........................................        $    42,334         $    44,998
Merchandise costs .................................             34,966              37,799
                                                           -----------         -----------
Gross profit ......................................              7,368               7,199

Operating expenses:
     Store ........................................              5,297               5,488
     General and administrative ...................              1,597               1,548
     Store openings ...............................                 28                  10
                                                           -----------         -----------
Total operating expenses ..........................              6,922               7,046
                                                           -----------         -----------

Operating income ..................................                446                 153

Other income (expense):
     Interest expense, net ........................                (93)                (94)
     Other ........................................                 23                  58
                                                           -----------         -----------
Income before income taxes ........................                376                 117

Income tax provision ..............................                150                  45
                                                           -----------         -----------
Net income ........................................        $       226         $        72
                                                           ===========         ===========

Earnings per common share:
     Basic ........................................        $      0.06         $      0.02
                                                           ===========         ===========
     Diluted ......................................        $      0.06         $      0.02
                                                           ===========         ===========

Weighted average common shares outstanding, basic .          3,606,376           3,606,376
                                                           ===========         ===========
Weighted average common shares outstanding, diluted          3,613,792           3,608,512
                                                           ===========         ===========

                                COST-U-LESS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                   (Unaudited)

                                                                      March 30,    December 29,
                                                                        2003           2002
                                                                        ----           ----
                                          ASSETS
Current assets:
     Cash and cash equivalents ...............................        $ 2,020        $ 2,383
     Insurance receivable ....................................            759          1,460
     Accounts receivable, net ................................          1,758          2,517
     Inventories, net ........................................         19,764         18,626
     Other current assets ....................................          1,398            911
                                                                      -------        -------
          Total current assets ...............................         25,699         25,897

Property and equipment, net ..................................         13,245         13,510
Deposits and other assets ....................................            745            783
                                                                      -------        -------

          Total assets .......................................        $39,689        $40,190
                                                                      =======        =======

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Line of credit ..........................................        $ 3,628        $ 2,367
     Accounts payable ........................................         13,745         15,449
     Accrued expenses and other liabilities ..................          2,958          3,107
     Current portion of long-term debt .......................            267            267
                                                                      -------        -------
          Total current liabilities ..........................         20,598         21,190

Other long-term liabilities ..................................            580            594
Long-term debt, less current portion .........................          2,744          2,811
                                                                      -------        -------
          Total liabilities ..................................         23,922         24,595

Shareholders' equity:                                                  15,767         15,595
                                                                      -------        -------

          Total liabilities and shareholders' equity .........        $39,689        $40,190
                                                                      =======        =======